SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2004

CITIZENS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 636-4095

(Former name or former address, if changed since last report.)

The information in this Report is provided under Item 12 of Form 8-K and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of Citizens Financial Corp.’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 12: Results of Operations and Financial Condition

Citizens Financial Corp.’s earnings for the first half of 2004 were $687,000 compared to $1,003,000 in the first half of 2003. Second quarter earnings of $153,000 were depressed by a $595,000 provision for loan losses made necessary by unusually high net charge offs following the failure of a commercial lending relationship. This caused per share earnings to fall to $.24 for the quarter and $1.09 year to date compared to $.76 and $1.55, respectively, in 2003. However, management believes the company’s performance will now return to more typical levels. With $211 million in assets and $20 million in equity, Citizens serves much of eastern West Virginia through the six branches of its subsidiary Citizens National Bank. The company’s stock trades on the over the counter bulletin board system under the symbol CIWV.

The data contained herein is not necessarily indicative of the results which may be expected for the full year. This data is unaudited and audited results may vary. Citizens will file Form 10-Q for the quarter ended June 30, 2004 prior to August 14, 2004. Upon filing, that report will be available on the SEC’s website, www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

7/14/04

/s/ Thomas K. Derbyshire
Vice President, Treasurer
Principal Financial Officer